UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 29, 2011

OnTarget360 Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-170828	27-1662812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 Black Rock Turnpike #344, Fairfield, CT		06825
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (775) 887-0670

CWS Marketing & Finance Group, Inc. 3525 Del Mar Heights Road, #316, San Diego, CA 92310
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01    Changes in Control of Registrant.

On December 30, 2011, Craig Samuels and Mitchell Metzman collectively sold 2,240,000 shares of common stock held by them to an existing shareholder, CFO Managed Funds I, LLC.   As of the date thereof, we had approximately 3,149,000 million shares of our common stock outstanding.   As a result, the sale of the common stock by Messrs. Samuels and Metzman to CFO Managed Funds I, LLC effectively transferred Messrs. Samuels’ and Metzman’s control of the company to CFO Managed Funds I, LLC, giving CFO Managed Funds I approximately 86% of our outstanding common stock.   The sole manager of CFO Managed Funds I, LLC is the wife of our Chief Financial Officer, Secretary and Director.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 29, 2011, Craig Samuels resigned as our President and Mitchell Metzman resigned as our Secretary and Treasurer.  In connection therewith, the board of directors appointed William Schloth to fill a vacancy on the board.  The board of directors then appointed Mr. Schloth as our Chief Financial Officer, and Secretary and Howard Kaplan as President and Chief Executive Officer.  Thereafter, Mr. Samuels and Mr. Metzman resigned as directors.  Their resignations as directors were not based on any disagreement with us on any matter relating to our operations, policies or practices.  Mr. Schloth, as the sole remaining director, appointed Howard Kaplan to fill one of the two vacancies resulting from these resignations on January 3, 2012.    Mr. Kaplan is a founding shareholder of the Company and has been active with both sales and the delivery of services as well as business plan development and implementation.   Mr. Schloth, through FN Implementation & Financing Partners Inc, has been assisting the Company, since its inception, with services that included; corporate setup, operations, service delivery, public reporting and accounting.

Howard Kaplan is as our President and Chief Executive Officer and a Director.  Prior to joining our Company, since 2004, Mr. Kaplan has held various executive level positions at Future Now Inc.  Such positions included Chief Executive Officer, Chief Operating Officer and Director of Business Development.   He has spoken about marketing optimization at leading conferences including Internet Retailer, Shop.org, Ad-Tech, Marketing Sherpa and Search Engine Strategies. Mr. Kaplan has been involved with Internet technologies since the early 1990s. He has designed search engines and engineered content management systems for PriceWaterhouseCoopers’ Global Web Team.  Mr. Kaplan is a member of the Association for Computing Machinery and a graduate of the Georgia Institute of Technology.

William E. Schloth is Chief Financial Officer, Secretary and a Director.   Mr. Schloth is acting in an interim capacity with these positions.   He is currently the Chief Executive Officer of Global Bridge Partners Inc (“GBP’), a merchant banking operation that wholly-owns a FINRA registered broker dealer, registered investment advisory firm, insurance agency and business services division.   Prior to accepting these position, Mr. Schloth was involved with the establishment and operations of Future Now Inc. since its inception in 1997.  Earlier in his career Mr. Schloth held senior financial positions with GE Capital’s leverage buyout group.   Prior to GE, Mr. Schloth spent five years with Coopers & Lybrand.   He is a certified public accountant and has an MBA from NYU’s Stern School of Business with a double concentration in Marketing and Finance.   Mr. Schloth did his undergraduate school work at Fairfield University were he majored in Accounting.  Mr. Schloth holds securitites licenses that include a series 24, 27, 63, 79, 7, an investment advisory and insurance license.  Mr. Schloth is the husband of the sole manager of CFO Managed Funds I, LLC, our controlling shareholder.

Item 5.03    Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On January 4, 2012, we filed a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State to change our name to “Ontarget360 Group, Inc.”  This amendment was unanimously approved by our board of directors and by a majority of our stockholders.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

3.1	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTARGET360 GROUP, INC.
(Registrant)

	By:	/s/ William Schloth
Date: January 4, 2012		William Schloth, Secretary and Director